Exhibit 99.3

JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of February 28, 2020 by and among Ancora Merlin Institutional LP, Ancora Merlin LP, Ancora Catalyst Institutional LP, Ancora Catalyst LP, Ancora Catalyst SPV I LP, Ancora Catalyst SPV I SPC Ltd, Ancora Advisors, LLC and Frederick DiSanto (collectively, “Ancora”) and Macellum Opportunity Fund, LP, Macellum Management, LP, Macellum Advisors GP, LLC and Jonathan Duskin (collectively, “Macellum” and, together with Ancora, the “Existing Members”) and Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray (collectively, the “New Members”).

WHEREAS, the Existing Members are parties to that certain Group Agreement dated as of January 31, 2020 (the “Agreement”), pursuant to which the Existing Members formed a “group” (as contemplated by Section 13(d) of the Securities Exchange Act of 1934, as amended) for the purpose of working together to enhance shareholder value at Big Lots, Inc., an Ohio corporation (the “Company”) including (i) soliciting proxies for the election of the persons to be nominated by the Group (as defined in the Agreement) to the Board of Directors at the 2020 annual meeting of shareholders of the Company, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing; and

WHEREAS, the New Members desire to join the Group formed by the Existing Members.

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1.             Effective immediately, the New Members are joined as parties to the Agreement.

2.             Each of the New Members agrees to be bound by the terms of the Agreement, including the obligations of a member of the Group, the terms of which are incorporated herein and made a part hereof.

3.             Each of the New Members agrees that he or she shall not undertake or effect any purchase, sale, acquisition or disposal of any securities of the Company without the prior written consent of Macellum.

4.             Each of the New Members agrees that so long as the Agreement is in effect, he or she shall not undertake any expenses in connection with his or her involvement with the Company, individually or on behalf of the Group, without the prior written consent of Macellum.

5.             Each of the New Members agrees that so long as the Agreement is in effect, he or she shall not communicate on behalf of the Group with regards to the Company without the prior written consent of Macellum.

6.             This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the day and year first above written.

Ancora Merlin Institutional LP

By:	Ancora Advisors, LLC, its General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Merlin LP

By:	Ancora Advisors, LLC, its General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst Institutional LP

By:	Ancora Advisors, LLC, its General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst LP

By:	Ancora Advisors, LLC, its General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst SPV I LP

By:	Ancora Advisors, LLC, its General Partner

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Catalyst SPV I SPC Ltd

By:	Ancora Advisors, LLC, its Investment Manager

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

Ancora Advisors, LLC

By:	/s/ Frederick DiSanto
	Name:	Frederick DiSanto
	Title:	Chairman and Chief Executive Officer

/s/ Frederick DiSanto
Frederick DiSanto

Macellum Opportunity Fund LP

By:	Macellum Advisors GP, LLC
its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Management, LP

By:	Macellum Advisors GP, LLC
its general partner

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

Macellum Advisors GP, LLC

By:	/s/ Jonathan Duskin
	Name:	Jonathan Duskin
	Title:	Sole Member

/s/ Jonathan Duskin
Jonathan Duskin
Individually and as attorney-in-fact for Theresa R. Backes, Suzanne Biszantz, Andrew C. Clarke, Lynne Coté, Steven S. Fishman, Aaron Goldstein, Jeremy I. Liebowitz and Cynthia S. Murray